EXHIBIT 5.2

November 29, 2004

Advance America, Cash Advance Centers, Inc.
135 North Church Street
Spartanburg, South Carolina 29306

Re:	Advance America Cash Advance Centers, Inc.
Registration Statement on Form S-1
(File No. 333-118227)

Ladies and Gentlemen:

We have acted as special counsel to Advance America Cash Advance Centers, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering (the “Initial Public Offering”) by the Company of up to 14,333,333 shares (the “Primary Shares”) and the sale by certain selling stockholders (the “Selling Stockholders”) of up to 10,391,667 shares (including 3,225,000 shares subject to an over-allotment option) (the “Secondary Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-118227) as filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2004 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on September 22, 2004 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 21, 2004 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 29, 2004 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on November 15, 2004 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vi) the

Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (vii) the Bylaws of the Company, as certified by Leigh Anna Hollis, Secretary of the Company (the “Bylaws”); and (viii) certain resolutions of the Board of Directors of the Company, relating to the original issuance and sale of the Secondary Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of Tennessee and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

CHAMBLISS, BAHNER & STOPHEL, P.C.

By: /s/ Ronald D. Gorsline